FORM OF REGISTRATION SERVICES AGREEMENT

This Registration Services Agreement is made as of [__________], 2012, by and between PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND, a Delaware statutory trust, with its principal place of business at [___________] (the “Fund”), and State Street Bank and Trust Company, a trust company organized under the laws of The Commonwealth of Massachusetts, United States of America, with its principal place of business at One Lincoln Street, Boston, Massachusetts 02111, United States of America (“State Street” or “Registration Services Agent”).

WITNESSETH:

WHEREAS, the Fund, pursuant to its constituent documents, may, inter alia, invest in uncertificated shares of, or other interests in, collective investment vehicles (collectively, “Underlying Interests”), including, without limitation, mutual funds, unit trusts, limited partnerships, and limited liability companies (collectively, “Underlying Funds”);

WHEREAS, the Fund, pursuant to a Custody Services Agreement, dated [_______] (the “Custody Services Agreement”), has retained State Street, inter alia, to hold confirmation statements which identify Underlying Interests as being recorded in the name of State Street (or a nominee thereof) for the benefit of the Fund; and

WHEREAS, the Fund wishes to authorize State Street to (i) effectuate subscriptions by the Fund of Underlying Interests and to register such shares in the name of State Street (or a nominee thereof) for the benefit of the Fund and/or (ii) as applicable, effectuate the re-registration in the name of State Street (or a nominee thereof) for the benefit of the Fund of certain of the Fund’s holdings of Underlying Interests which are held by third party custodians or agents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Employment of Registration Services Agent to Provide Registration Services.

The Fund hereby employs the Registration Services Agent, upon receipt of Proper Instructions (as defined in Section 2.5), to:

(i)	facilitate the subscription by the Fund of Underlying Interests to be registered in the name of State Street (or a nominee thereof) for the benefit of the Fund (the “Subscription Services”); and

(ii)	re-register, to the extent applicable, in the name of State Street (or a nominee thereof) for the benefit of the Fund certain holdings of Underlying Interests currently held for the account of the Fund by one or more third-party custodians or agents (the “Re-registration Services”, and together with the Subscription Services, the “Registration Services”).

The Fund and the Registration Services Agent acknowledge and agree that, in providing the Registration Services contemplated hereunder, the Registration Services Agent will, inter alia, as applicable, (i) prepare and execute certain (x) subscription agreements and related documentation and/or (y) re-registration related documentation in accordance with the Fund Profile (as defined in Section 6.1 below) under the authority of a Power of Attorney executed by the Fund and attached hereto as Appendix A, as may be amended or supplemented from time to time (the “Power of Attorney”) and (ii) forward such completed documentation on to the relevant Underlying Fund’s Transfer Agent (as defined below). Each of the Fund and the Registration Services Agent hereby further acknowledges and agrees that notwithstanding the Registration Services to be provided by the Registration Services Agent to the Fund hereunder, the books and records maintained by the relevant transfer agent, registrar, administrator, corporate secretary, general partner or other relevant third party service provider (each referred to herein as a “Transfer Agent”) of an Underlying Fund shall be dispositive as to the ownership of Underlying Interests in such Underlying Fund.

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2.	Responsibility/Authority of Registration Services Agent.

2.1         Capacity of Registration Services Agent.

In respect to this Agreement, the Fund acknowledges and agrees that the Registration Services Agent shall be deemed to be acting solely as a directed agent of the Fund and not in any other capacity. State Street will execute documents on behalf of the Fund as the Fund’s Attorney-in-Fact.

2.2         Services Provided Upon Timely Direction Only.

The Registration Services Agent shall not be obligated to provide any of the Registration Services contemplated under this Agreement unless it has first received:

(i)	Proper Instructions relative to the provision of such Registration Services, including, without limitation, a Proper Instruction relating to the investment in the Underlying Fund; and

(ii)	all relevant subscription and/or re-registration-related documentation and information including, as applicable, (x) an updated Fund Profile (as defined in Section 6.1 below) and (y) any other information that the Registration Services Agent may request,

(collectively, the “Required Information”) on or before the fifth Business Day prior to the date on which relevant subscription and/or re-registration documentation, as applicable, must be received by the relevant Transfer Agent or other third party (the “Cut-Off Date”). For purposes of this Agreement, “Business Day” means any day, excluding Saturdays and Sundays, on which the New York Stock Exchange is open for business.

Notwithstanding the foregoing, the Registration Services Agent:

(a)	shall not be required to take, or omit to take, any action that the Registration Services Agent reasonably believes would result in violation of any applicable law, rule, regulation or judicial directive; and

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(b)	shall not be liable to the Fund, the Investment Manager, any Transfer Agent, or any third party, for any failure to effectuate any subscription and/or re-registration that is received after the Cut-Off Date.

2.3 Actions Permitted Without Express Authority.

The Fund hereby authorizes and instructs the Registration Services Agent to, at its discretion and without express authority from the Fund, attend to all nondiscretionary details in connection with effectuating the provision of Registration Services.

2.4 Actions Undertaken as the Fund’s Attorney-in-Fact.

To facilitate the provision by the Registration Services Agent of the Registration Services contemplated hereby, the Fund hereby appoints the Registration Services Agent as its Attorney-in-Fact pursuant to the Power of Attorney.

The Fund does hereby declare that each and every receipt, deed, matter and thing which shall be properly given, made, executed or done by the Registration Services Agent, in its capacity as Attorney-in-Fact of the Fund, for the purposes hereunder shall be as good, valid and effectual to all intents and purposes as if the same had been signed, sealed, delivered, given, made, or done by the Fund itself. The Fund does hereby further undertake at all times to ratify whatever the Registration Services Agent, in its capacity as Attorney-in-Fact of the Fund, shall lawfully do or cause to be done in or concerning the provision of Registration Services by virtue of this Agreement and the Power of Attorney.

2.5 Proper Instructions.

The term “Proper Instructions” shall mean instructions (including standing instructions) received by the Registration Services Agent from the Fund, the Investment Manager (as defined in Section 5.1 hereof), or any person duly authorized by either of them (each, an “Authorized Person”). Except as set forth in subsection (iv) below, such instructions shall be transmitted in writing, and may be given by (i) a writing signed by the Authorized Person; (ii) a tested communication; (iii) a communication utilizing access codes effected between electro-mechanical or electronic devices, or (iv) such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Registration Services Agent and the Authorized Person giving such instructions (including, without limitation, oral instructions). The Registration Services Agent shall have no responsibility or liability to the Fund or the Fund’s assets, and shall be indemnified and held harmless by the Fund, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Registration Services Agent. The Fund and/or Investment Manager, as applicable, shall cause its duly-authorized officers to certify to the Registration Services Agent in writing the names and specimen signatures of Authorized Persons. The Registration Services Agent shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Fund or an Investment Manager, as applicable, to the contrary.

Upon any subscription, re-registration or other dealing in respect of Underlying Interests, the Fund or any Authorized Person shall specify the following items:

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(a) Transaction date;

(b) Whether subscription or another type of transaction, and details of the same;

(c) Description of relevant Underlying Interests;

(d) Quantity;

(e) Price per unit;

(f)     Confirmation that the Fund Profile (as defined in Section 6.1 below) on file with the Registration Services Agent is true and correct; and

(g) Any other relevant details.

In addition to the foregoing, the Fund and/or the relevant Authorized Person, as applicable, shall have provided a Standing Proper Instruction and Representation Letter attached hereto as Appendix B.

The Registration Services Agent shall have no obligation to act on any instructions purported to be given which do not specify any of the above, or in respect to any transaction in the event that the Standing Proper Instruction and Representation Letter set forth on Appendix B has not been provided, but the provisions of this Agreement shall apply in the event that the Registration Services Agent decides to act upon such purported instructions or in respect to such transactions, and such instructions shall be considered Proper Instructions for purposes of this Agreement. The Registration Services Agent shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Registration Services Agent’s operating policies and practices. The Registration Services Agent shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions, provided such delay was reasonable in the circumstances.

3.	Compensation of the Registration Services Agent.

The Registration Services Agent shall be entitled to compensation for the provision of the Registration Services and expenses incurred as Registration Services Agent as set forth in a written fee schedule (“Fee Schedule”) between the parties hereto (which Fee Schedule may be a part of consolidated Fee Schedule between the parties hereto) until a different compensation shall be agreed upon in writing by the Fund and the Registration Services Agent.

4.	Responsibility of the Registration Services Agent.

4.1 Standard of Care.

The Registration Services Agent shall be held to a standard of reasonable care in the performance of its duties under this Agreement taking into account the laws, customs, and facts and circumstances prevailing in relevant jurisdictions, provided, however, that the Registration Services Agent shall not be liable to the Fund, the Fund assets or any other party for any loss, damage, claim, cost, expense or other liability arising under or in connection with this Agreement unless caused by the Registration Services Agent’s own fraud, gross negligence or willful misconduct in the discharge of its duties hereunder. The Registration Services Agent shall be responsible only for the performance of the duties set forth in this Agreement as the same are carried out in accordance with what the Registration Services Agent reasonably believes to be local market practice or otherwise in accordance with its operating policies and procedures, and shall have no responsibility for the acts or omissions of any other person, including, without limitation, Transfer Agents.

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4.2 Indemnification.

The Registration Services Agent shall be kept indemnified and held harmless by, and shall be without liability to, the Fund for any and all losses, claims, actions, liabilities, suits, proceedings or expenses (including reasonable attorney’s fees and disbursements) (each a “Loss”) which may arise:

(i)	in connection with the provision by the Registration Services Agent of the Registration Services contemplated hereby, including, without limitation, any Loss suffered or incurred as a result of:

(a)	the acts or omissions of the the Fund, any Investment Manager or any third party, including, without limitation, any Transfer Agent, whose data, services or cooperation, including records, reports and other information, the Registration Services Agent must rely upon in performing its duties hereunder, or

(b)	acting upon any Proper Instructions reasonably believed by it to have been duly authorized by the Fund, any Investment Manager or any other Authorized Person (as defined in Section 2.5 hereof), it being expressly understood and agreed by each of the Fund and the Registration Services Agent that the Registration Services Agent shall have neither the power nor the duty to (x) take any action with respect to Underlying Interests absent Proper Instructions, or (y) question the scope or substance of any such Proper Instructions,

; or

(ii)	from, or in connection with, any misstatement, misrepresentation or error set forth in any document, including, without limitation, subscription agreement and related documentation, executed by State Street in its capacity as Attorney-in-Fact of the Fund pursuant to the Power of Attorney.

4.3 Limitation of Liability.

Without prejudice to the generality of the foregoing, the Registration Services Agent shall be without liability to the Fund for any Loss resulting from or caused by: (i) events or circumstances beyond its reasonable control, including without limitation, acts of war or terrorism, governmental or quasi-governmental actions, including the suspension of trading or the suspension of foreign exchange, interruptions of telecommunications or other utilities, disorder in market infrastructure and other force majeure events; (ii) errors by the Fund, any Investment Manager or any other Authorized Person (as applicable) in its instructions to the Registration Services Agent; (iii) the failure of the Fund, any Investment Manager or any other Authorized Person (as applicable) to adhere to the Registration Services Agent’s operational policies and procedures; (iv) any acts, omissions or insolvency of any third-party, including Transfer Agents; or (v) any delay or failure of any third-party company, corporation, or other body, including relevant Transfer Agents, to take actions required in connection with the ongoing subscription for, or re-registration of, Underlying Interests contemplated hereunder, or any consequential losses arising out of such delay or failure to take such action including, without limitation, non-receipt of bonus, dividends and rights and other accretions of benefits.

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In any event, the Registration Services Agent’s cumulative liability for any calendar year, regardless of the form of action or legal theory, shall be limited to the aggregate fees (exclusive of expenses) paid to the Registration Services Agent during such calendar year.

The Registration Services Agent shall be entitled to rely on, and may act upon, advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

4.4 Conflicting Claims.

In the event of any dispute or conflicting claims by any person or persons with respect to Underlying Interests, the Registration Services Agent shall be entitled to refuse to act until either: (a) such dispute or conflicting claim shall have been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and the Registration Services Agent shall have received written evidence satisfactory to it of such determination or agreement; or (b) the Registration Services Agent shall have received an indemnity, security or both, satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Registration Services Agent may incur as a result of its actions.

4.5 Third-Party Information.

The Fund and any third party agents (each, a “Third Party Agent”) including, without limitation, any Transfer Agent, from which the Registration Services Agent shall receive or obtain certain records, reports and other data in connection with the services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof. The Registration Services Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any Loss or damage suffered by the Fund or to the Fund’s assets as a result of the Registration Services Agent’s reasonable reliance on and utilization of such information.

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4.6 Legal, Regulatory and Investment Manager Compliance.

The Registration Services Agent shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with (i) any law, regulation, policy, restriction or guideline applicable to the Fund, the Underlying Interests or any Investment Manager, or (ii) any term or condition of any agreement between the Fund and any third party, including the Investment Manager.

4.7 Indirect, Special and Consequential Damages.

Notwithstanding anything to the contrary in this Agreement, the Fund hereby agrees that in no event shall the Registration Services Agent be liable for indirect, special or consequential damages.

5.	Investment Managers.

5.1 Appointment and Termination of Investment Managers.

The Fund at any time may appoint one or more persons to manage the investment of all or any portion of the Fund’s assets (including, inter alia, the Underlying Interests) (each an “Investment Manager”). In such event, the Fund shall promptly notify the Registration Services Agent in writing of the appointment of such Investment Manager, and of the portion of the Fund’s assets over which the Investment Manager may exercise its authority. The Fund shall also promptly notify the Registration Services Agent of the termination of the appointment of any Investment Manager.

5.2 Authority of Investment Managers.

The Registration Services Agent, in performing its duties under this Agreement, shall be entitled to rely upon Proper Instructions from any Investment Manager, with such limitations as the Fund and the Registration Services Agent by written agreement may provide. In the absence of such limitations, the Registration Services Agent shall be entitled to accept Proper Instructions from the Investment Manager upon the assumption that the Investment Manager may exercise full discretion with regard to all matters under this Agreement.

6.	Representations and Warranties and Covenants.

6.1 Representations and Warranties and Covenants of the Fund.

The Fund represents, warrants and covenants, as applicable, to the Registration Services Agent that:

(i)	The Fund has the power and authority to enter into and perform its obligations under this Agreement, and has duly executed this Agreement so as to constitute its valid and binding obligations;

(ii)	In giving any instructions, which purport to be “Proper Instructions” under this Agreement,

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(a)	the Fund will act, and will cause any agent or Authorized Person appointed by it or any Investment Manager to act, in accordance with the provisions of all documents establishing the Fund and governing the assets of the Fund (including, inter alia, the Underlying Interests) and any related laws and regulations; and

(b)	in respect of subscriptions for or re-registrations relating to Underlying Interests, the Fund has ensured, or caused any agent or Authorized Person appointed by it or any Investment Manager to ensure, that each and every investor representation contained in any relevant subscription agreement or related documentation or relevant re-registration-related documentation, (x) is true and correct and (y) to the best knowledge of the Fund, will be true and correct at such time that State Street executes any such documentation for and on behalf of the Fund in its capacity as Attorney-in-Fact of the Fund;

(iii)	The Fund will complete a fund profile (the “Fund Profile”) containing relevant information about the Fund and on which the Registration Services Agent may rely in completing subscription, re-registration or other related documentation for and on behalf of the Fund. The Fund will update the Fund Profile to correct information or provide new information relevant to the Fund. The Fund authorizes and instructs the Registration Services Agent to rely on the Fund Profile and to use the information contained therein in completing subscription, re-registration and/or other related documentation.

(iv)	The Fund will disclose to the Registration Services Agent such information, including, but not limited to, information concerning itself and the Underlying Interests, as reasonably is required by the Registration Services Agent to provide the Registration Services contemplated hereby, or as otherwise required by applicable law or legal process.

The Fund shall be deemed to repeat each of the foregoing representations and warranties on each date on which the Fund (or any party on its behalf) gives instructions (including Proper Instructions) to the Registration Services Agent.

6.2 Additional Covenants of the Fund.

The Fund shall, as and when requested by the Registration Services Agent, provide the Registration Services Agent with evidence satisfactory to the Registration Services Agent that the warranties set out in Section 6.1 are true and correct.

6.3 Representations and Warranties of the Registration Services Agent.

The Registration Services Agent represents and warrants to the Fund that the Registration Services Agent has the power to enter into and perform its obligations under this Agreement, and has duly executed this Agreement so as to constitute its valid and binding obligations;

6.4 Additional Covenants of the Registration Services Agent.

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The Registration Services Agent shall, as and when requested by the Fund, provide the Fund with evidence satisfactory to the Fund that the warranties set out in Section 6.3 are true and correct.

7.	Effective Period, Amendment and Termination.

This Agreement shall become effective as of the date set forth herein and may be amended at any time by mutual written agreement of the parties hereto. This Agreement shall remain in full force and effect for an initial term ending _________, 2014 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to the Fund, the Fund shall pay the Transfer Agent its compensation due and shall reimburse the Registration Services Agent for its costs, expenses and disbursements.

In the event of: (i) the Fund's termination of this Agreement for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Registration Services Agent is not retained to continue providing services hereunder to the Fund (or its respective successor), the Fund shall pay the Registration Services Agent its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Registration Services Agent with respect to such Fund) and shall reimburse the Registration Services Agent for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Registration Services Agent will deliver such Fund’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of the Fund and distribution of the Fund’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund is no longer viable, (b) a merger of the Fund into, or the consolidation of the Fund with another entity, or (c) the sale by the Fund of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Registration Services Agent is retained to continue providing services to the Fund (or its respective successor) on substantially the same terms as this Agreement.

8.	Notices.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by facsimile to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

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To the Fund:	Private Advisors Alternative Strategies Master Fund

Attention:
Telephone:
Facsimile:

To the Registration
Services Agent:	State Street Bank and Trust Company
State Street Financial Centre
30 Adelaide Street East, Suite 1100
Toronto, Ontario M5C 3G6
CANADA
Attention: AVP, Offshore IM&CS
Telephone: (416) 362-1100
Facsimile: (416) 681-3707

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five Business Days after posting, in the case of facsimile on the Business Day of receipt thereof (as confirmed by the sender thereof by receipt of an ‘error-free’ transmission report at the completion of the relevant transmission), and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

9.	Law to Apply; Consent to Non-Exclusive Jurisdiction.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, United States of America, excluding the conflicts of laws principles thereof. The Fund hereby submits to the nonexclusive jurisdiction of the courts of the United States of America and The Commonwealth of Massachusetts, including any appellate courts thereof.

10.	Assignment.

Neither this Agreement nor any rights hereunder shall be assigned by any party hereto without the prior written consent of the other party, provided, however, that the Registration Services Agent may assign its interests herein to any of its respective affiliates or subsidiaries with prior written notification to the Fund.

11.	Confidentiality.

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of the party providing the information. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, or that is required to be disclosed by any court of competent jurisdiction or any relevant governmental or regulatory body, or otherwise by applicable law or regulation.

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12.	Severability.

Each Section, subsection (or paragraph), and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall be determined finally to be unlawful, invalid or unenforceable, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

13.	Counterparts.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute an original, and all such counterparts together shall constitute one and the same instrument.

14.	English Language.

This Agreement is written in the English language. The English language text of this Agreement shall prevail over any translation thereof.

15.       Provisions Surviving Termination.

The provisions of Sections 4, 7, 9 and 11 of this Agreement shall survive termination of this Agreement for any reason.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative(s) as of the date set forth above.

Private Advisors Alternative Strategies master Fund

By:

Name:

Title:

State Street Bank and Trust Company

By:

Name:

Title:

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INCUMBENCY CERTIFICATE

PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND (“Fund”) hereby certifies, through the duly authorized person(s) whose signature(s) appear below, that the persons whose names appear below are authorized to act on behalf of the Fund, including the authorization to give Proper Instructions, with respect to the Registration Services Agreement between the Fund and STATE STREET BANK AND TRUST COMPANY (the “Registration Services Agent”) dated [__________]. The Fund further certifies that the true signature of each such person is set forth below opposite his or her name, and that the Registration Services Agent may rely upon this certificate until such time as it receives another certificate bearing a later date.

NAME	SIGNATURE

________________________	__________________________

________________________	__________________________

________________________	__________________________

________________________	__________________________

PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND

BY:_________________________

Name:

Title:

DATE:_______________________

APPENDIX A

Power of Attorney

1. The undersigned PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND is a Delaware statutory trust, with its principal place of business at [________________________________], United States of America (“FUND”). Pursuant to its constituent documents, the FUND may, inter alia, invest in uncertificated shares of, or other interests in, (collectively, “Underlying Interests”) collective investment vehicles, including, without limitation, mutual funds, unit trusts, limited partnerships and limited liability companies (collectively, “Underlying Funds”).

2. The FUND has retained STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of The Commonwealth of Massachusetts, United States of America (“STATE STREET”), as (a) its custodian pursuant to a Custody Services Agreement (the “Custody Services Agreement”), by and between the FUND and STATE STREET, dated [________________], and (b) as its registration services agent to provide the FUND with subscription and re-registration services pursuant to that certain Registration Services Agreement (the “Registration Services Agreement”), by and between the FUND and STATE STREET, dated [_______________]. Pursuant to the terms of the Registration Services Agreement, STATE STREET agrees to provide the FUND with subscription and re-registration services, including, inter alia, (a) the preparation and execution of certain subscription agreements and related documentation in connection with the subscription by the FUND of Underlying Interests in Underlying Funds and the registration of these Underlying Interests in the name of STATE STREET for the benefit of the FUND or in a nominee name of STATE STREET for the benefit of the FUND (collectively, the “Subscription Services”), and (b) the preparation and execution of documentation required in connection with the re-registration of Underlying Interests currently held for the benefit or account of the FUND by third-party custodians into the name of STATE STREET for the benefit of the FUND or in a nominee name of STATE STREET for the benefit of the FUND (collectively, the “Re-registration Services”, and together with the Subscription Services, the “Registration Services”).

3. To facilitate STATE STREET’S provision of the Registration Services to the FUND, the FUND hereby appoints, authorizes and designates STATE STREET, with full power of substitution or resubstitution, to be the true and lawful attorney-in-fact (“Attorney-in-Fact”) of the FUND, with the full power and authority to do and perform any and all acts for and on behalf of FUND that may be necessary and advisable as determined by such Attorney-in-Fact, in its sole discretion, to facilitate the provision of the Registration Services. In furtherance of, and not in limitation of, the foregoing authorization and designation, the Attorney-in-Fact, acting through its duly-authorized officers, shall have the full power and authority in the name, place and stead of the FUND to execute, acknowledge and deliver any and all documents, amendments, waivers, affidavits, certificates, contracts, agreements or instruments, including, without limitation, (i) subscription and related documentation and (ii) re-registration and related documentation, and accept any and all consents, opinions, instruments or agreements and effect any and all actions which it deems necessary or advisable in connection with the provision of the Registration Services, as applicable, and any transactions contemplated or necessitated thereby, including, without limitation, the registering or re-registering, as applicable, of Fund holdings of Underlying Interests in the name of STATE STREET (or a nominee thereof) for the benefit of the [FUND NAME].

4. The undersigned FUND agrees that the Attorney-in-Fact shall not be liable for any error of judgment or for any act done or omitted to be done or for any mistake of fact or law, and the undersigned FUND further agrees to indemnify and to hold the Attorney-in-Fact harmless against any loss, claim, damage, liability, expense or cost (including attorney’s and other fees) incurred on the Attorney-in-Fact’s part arising out of or in connection with acts undertaken or omitted to be taken as Attorney-in-Fact hereunder, including, but not limited to, any loss, claim, damage, liability, expense or cost (including attorney’s and other fees) resulting from any error, misrepresentation or oversight in (or in respect to) any documentation executed by the Attorney-in-Fact for and on behalf of the FUND in connection with the (i) subscription by the Fund of Underlying Interests in Underlying Funds (or, more generally, in connection with the provision by STATE STREET of Subscription Services); (ii) re-registration of Underlying Interests held for the benefit or account of the Fund by third-party custodians into the name of STATE STREET (or a nominee thereof) for the benefit of PRIVATE ADVISORS ALTERNATIVE STRATGIES MASTER FUND (or, more generally, in connection with the provision by STATE STREET of the Re-registration Services); and/or (iii) the provision of Registration Services under the Registration Services Agreement generally, in each case.

5. Notwithstanding anything to the contrary set forth herein, this Power of Attorney shall remain in full force and effect unless revoked or cancelled in writing by the FUND and shall be governed and construed in accordance with the laws of The State of Massachusetts, United States of America.

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DATED this ____ day of ____________, 2012.

private advisors alternative strategies master Fund

By:_____________________________

Name:

Title:

* * * * *

State of ___________ )

) ss.

County of ________ )

On _________ ___, 2012 before me, _______________________, Notary Public, personally appeared _______________________, in his/her capacity as a __________ of PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND proved to me through satisfactory evidence of identification to be the person whose name is subscribed to the attached Power of Attorney, and acknowledged to me that he/she had executed the same on behalf of the PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND in his/her capacity as an authorized signatory thereof, and that by his/her signature on the instrument, the entity upon behalf of which he/she acted executed the instrument.

WITNESS my hand and official seal on the date set forth above.

_______________________________________

Notary Public

My Commission expires: ___________________

APPENDIX B

Standing Proper Instruction and Representation Letter

[DATE OF REGISTRATION SERVICES AGREEMENT]

State Street Bank and Trust Company

One Lincoln Street

Boston, Massachusetts 02111

U.S.A.

Re: [Fund Name]

               Subscription Agreements for Underlying Fund Investments

Ladies and Gentlemen:

Reference is made to that certain Registration Services Agreement dated as of [________], 2012, by and between PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND (the “Fund”) and State Street Bank and Trust Company (“State Street”), pursuant to which the State Street has agreed to provide certain registration documentation services relating to the Fund’s investment in underlying funds.

In accordance with the terms of the Registration Services Agreement, the Fund hereby instructs State Street to complete and to execute all subscription agreements for all underlying funds (the “Underlying Funds”) that the Fund directs or has directed State Street to invest in on behalf of the Fund and to subscribe for interests in such Underlying Funds on the Fund’s behalf.

The Fund hereby instructs State Street to register the Fund’s holdings in the Underlying Funds in the name of State Street Bank and Trust Company as custodian of the Fund, or in a related nominee name.

The Fund hereby represents, warrants, and covenants to State Street as follows:

1. The Fund has reviewed, or will review, all subscription agreements related to Underlying Funds that the Fund has directed State Street to invest in on behalf of the Fund, prior to directing State Street to facilitate such investment. All of the representations, warranties, statements, undertakings, covenants, agreements and obligations of the subscriber in such subscription agreements are true and correct with respect to the Fund as reflected in the Fund Profile and in Supplemental Information (as defined below) provided by the Fund. The Fund agrees that all of the representations, warranties, undertakings, statements, covenants, agreements and obligations contained therein relating to the subscriber are solely those of the Fund and not those of State Street, and that State Street shall not have any responsibility or liability with respect thereto. The Fund expressly accepts responsibility for any indemnifications obligations, repayment obligations or obligations committing the Fund to take future action thereunder.

2. The Fund Profile for the Fund currently on file with State Street and all additional information requested of, and provided by the Fund, in connection with a subscription (“Supplemental Information”), is true, complete and correct, and the Fund hereby authorizes and directs State Street to complete the subscription agreements based on the information contained in such Fund Profile and the Supplemental Information.

3. The Fund has reviewed the offering memorandum and all other documents relating to each Underlying Fund and approves the Fund’s investment in the Underlying Fund.

4. The Fund meets the eligibility requirements to become an investor in the Underlying Fund.

5. The Fund agrees that this letter constitutes Proper Instructions as defined under the Registration Services Agreement, and that the rights of State Street under the Registration Services Agreement, in particular the right to indemnification, will apply to the actions of State Street contemplated hereby.

6. The foregoing representations, warranties and covenants shall be true on and as of the date of an investment in an Underlying Fund by State Street or a related nominee on behalf of the Fund with the same force and effect as if made on and as of such date; and

7. Each direction by the Fund to State Street to invest in Underlying Funds on behalf of the Fund, shall be deemed to be a representation and warranty by the Fund on the date of such direction and on the date of such investment as to the facts specified in this Proper Instruction and Representation Letter.

Sincerely,

PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND

By:_____________________________

Name: _____________________________

Title: _____________________________